UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 10, 2012
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-160748	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Refinancing of the Lincoln Tower Apartments Loan
The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Amendment to Advisory Agreement
On April 11, 2012, Steadfast Income REIT, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, Steadfast Income REIT Operating Partnership, L.P., the Company's operating partnership, and Steadfast Income Advisor, LLC, the Company's affiliated external advisor. The Amendment renewed the term of the Advisory Agreement, effective as of May 4, 2012, for an additional one year term ending on May 4, 2013.
The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Assignment and Assumption Agreement Relating to Montclair Parc
On April 10, 2012, the Company, through SIR Montclair Parc, the Company's indirect wholly owned subsidiary (“SIR Montclair”), entered into an Assignment and Assumption of Purchase Agreement with Steadfast Asset Holdings, Inc., an affiliate of the Company (“Steadfast Holdings”), whereby SIR Montclair assumed the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of January 27, 2012, relating to the acquisition of Montclair Parc, a 360-unit multifamily residential property located in Oklahoma City, Oklahoma (the “Montclair Property”), from a third party seller for an aggregate purchase price of $35,570,000.
The Montclair Property is a 360-unit garden style apartment community constructed in 2000. The Montclair Property consists of 18 three-story residential buildings and a separate leasing office/clubhouse situated on a 21 acre site. The Montclair Property includes 202 one bedroom/one bath units, 128 two bedroom/two bath units and 30 three bedroom/two bath units. Unit amenities at the Montclair Property include nine-foot ceilings with crown moldings in select units, tile entries, full kitchen appliance packages, celling fans, full-size washer dryer connections, covered private patios or terraces and intrusion alarms. Property amenities at the Montclair Property include a designer clubhouse, gated access, laundry centers, a 24-hour fitness facility and a resort-style swimming pool with heated spa. The Montclair Property was approximately 97.5% occupied as of April 4, 2012.
The acquisition of the Montclair Property is subject to certain conditions to closing, including the absence of a material adverse change to the Montclair Property prior to the date of the acquisition. There is no assurance that the Company will close the acquisition of the Montclair Property on the terms described above or at all.
The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Refinancing of the Lincoln Tower Apartments Loan
On April 12, 2012 (the “Closing Date”), SIR Lincoln Tower, LLC (“SIR Lincoln Tower”), a wholly-owned subsidiary of the Company's operating partnership, refinanced an existing mortgage loan (the “Acquisition Loan”) secured by a multifamily property located in Springfield, Illinois, commonly known as the Lincoln Tower Apartments (the “Lincoln Tower Property”), with the proceeds of a loan in the aggregate principal amount of $8,776,000 (the “Lincoln Tower Loan”) from PNC Bank, National Association (“PNC”). The Lincoln Tower Loan is evidenced by a promissory note issued by SIR Lincoln Tower in favor of PNC in the aggregate principal amount of $8,776,000 (the “Lincoln Tower Note”) and a Multifamily Loan and Security Agreement between SIR Lincoln Tower and PNC (the “Loan Agreement”).

A portion of the proceeds of the Lincoln Tower Loan were used by SIR Lincoln Tower to retire approximately $6,650,000 of principal outstanding on the Acquisition Loan and accrued interest. The balance of the proceeds will be used for future acquisitions and related costs.
Interest on the outstanding principal balance of the Lincoln Tower Loan will accrue at a rate of 3.66% per annum (the “Interest Rate”), and a monthly payment of principal and interest in the amount of approximately $44,691.39 will be due and payable on the first day of each month, commencing June 1, 2012, until May 1, 2019 (the “Maturity Date”). The entire outstanding principal balance of the Lincoln Tower Loan, plus any accrued and unpaid interest thereon, is due and payable in full on the Maturity Date. So long as any monthly payment or any other amount due under the Lincoln Tower Loan remains past due for thirty (30) days or more, interest will accrue on the unpaid principal balance of the Lincoln Tower Loan at a rate equal to the lesser of (1) the Interest Rate plus 4.0% or (2) the maximum interest rate which may be collected by PNC under applicable law. So long as any payment due under the Lincoln Tower Loan is not received by PNC within ten days after such payment is due, SIR Lincoln Tower will pay to PNC, immediately and without demand by PNC, a late charge equal to 5.0% of the amount of the payment due. SIR Lincoln Tower may voluntarily prepay all, but not less than all, of the unpaid principal balance of the Lincoln Tower Loan and all accrued interest thereon and other sums due to PNC under the Lincoln Tower Loan on the last day of any calendar month during the term of the Lincoln Tower Loan, provided that SIR Lincoln Tower must provide PNC with at least thirty (30) days and not more than sixty (60) days prior written notice of such prepayment. SIR Lincoln Tower must also pay a prepayment fee to PNC, calculated in accordance with the terms of the Loan Agreement, in connection with any voluntary prepayment of the Lincoln Tower Loan.
The performance of the obligations of SIR Lincoln Tower under the Lincoln Tower Loan are secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by SIR Lincoln Tower for the benefit of PNC with respect to the Lincoln Tower Property (the “Lincoln Tower Mortgage”).
Pursuant to the Loan Agreement, SIR Lincoln Tower will have no personal liability under the Loan Agreement, the Lincoln Tower Note, the Lincoln Tower Mortgage or the other documents related to the Lincoln Tower Loan (collectively, the “Loan Documents”) for the repayment of the principal and interest and any other amounts due under the Loan Documents (the “Indebtedness”) or for the performance of any other obligations under the Loan Documents; provided, however, that SIR Lincoln Tower will be personally liable to PNC for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by PNC as a result of, among other events, (1) failure of SIR Lincoln Tower to pay to PNC upon demand after an event of default all rents and security deposits to which PNC is entitled under the Loan Documents, (2) failure of SIR Lincoln Tower to maintain all required insurance policies required by the Loan Documents, (3) failure of SIR Lincoln Tower to apply all insurance proceeds and condemnation proceeds as required by the Loan Documents, (4) failure of SIR Lincoln Tower to comply with the provisions of the Loan Documents related to the delivery of books and records, statements and reports, or (5) waste or abandonment of the Lincoln Tower Property. SIR Lincoln Tower will be personally liable to PNC for the repayment of all Indebtedness, and the Lincoln Tower Loan will be fully recourse to SIR Lincoln Tower, upon the occurrence of, among other events, (1) fraud, written material misrepresentation or material omission by SIR Lincoln Tower, the Company or any officer, director, partner, member or employee of SIR Lincoln Tower or the Company in connection with the Indebtedness or any request for any action or consent by PNC, (2) SIR Lincoln Tower's acquisition of any real property other than the Lincoln Tower Property or operation of any business other than the management of the Lincoln Tower Property, (3) certain prohibited transfers of ownership interests in SIR Lincoln Tower or the Lincoln Tower Property, and (4) certain bankruptcy and insolvency events with respect to SIR Lincoln Tower. In addition, SIR Lincoln Tower is personally and fully liable to PNC for SIR Lincoln Tower's indemnity obligations under the Loan Agreement and the Environmental Indemnity (as described below).
In connection with the Lincoln Tower Loan, the Company absolutely, unconditionally and irrevocably guaranteed to PNC the full and prompt payment and performance when due of (1) all amounts, liabilities and obligations for which SIR Lincoln Tower is personally liable under the Loan Agreement, as described above, and the Environmental Indemnity, as described immediately below, and (2) all costs and expenses, including reasonable fees and expenses of attorneys and expert witnesses, incurred by PNC in enforcing its rights in connection with the Company's guaranty.
On the Closing Date, SIR Lincoln Tower entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which SIR Lincoln Tower agreed to indemnify, defend and hold harmless PNC and its officers, directors, shareholders, employees and other affiliates or any other person identified by PNC that is involved in the origination or servicing of the Lincoln Tower Loan, from and against any proceedings, claims, damages, penalties and costs, including reasonable fees and expenses of attorneys and expert witnesses and remediation costs, that PNC or such other parties may suffer or incur as a result of, directly or indirectly, among other things, (1) any breach of any representation or warranty or covenant made in the Environmental Indemnity by SIR Lincoln Tower, (2) any failure by SIR Lincoln Tower to perform any of its obligations under the Environmental Indemnity, (3) the actual or alleged existence of certain prohibited activities or conditions at the Lincoln Tower Property, (4) the actual or alleged presence of certain hazardous substances in, on or under the Lincoln Tower Property or any property that is adjacent to the Lincoln Tower Property and that may have derived from the Lincoln Tower Property, and (5) any actual or alleged non-compliance with or violation of any applicable environmental laws.
The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.5 through 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit
Exhibit    Description

10.1
Amendment No. 2 to the Amended and Restated Advisory Agreement, dated as of April 11, 2012, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC

10.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of January 27, 2012, by and between Steadfast Asset Holdings, Inc. and Montclair Parc Apartments Limited Partnership

10.3	Assignment and Assumption of Purchase Agreement, dated as of April 10, 2012, by and between Steadfast Asset Holdings, Inc. and SIR Montclair Parc

10.4	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated April 11, 2012, by and between Montclair Park Apartments Limited Partnership and SIR Montclair Parc, LLC

10.5	Multifamily Note, dated April 12, 2012, by SIR Lincoln Tower, LLC in favor of PNC Bank, National Association

10.6	Multifamily Loan and Security Agreement, dated as of April 12, 2012, by and between SIR Lincoln Tower, LLC and PNC Bank, National Association

10.7	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of April 12, 2012, by and between SIR Lincoln Tower, LLC and PNC Bank, National Association

10.8	Guaranty of Non-Recourse Obligations, dated as of April 12, 2012, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association

10.9	Environmental Indemnity Agreement, dated April 12, 2012, by SIR Lincoln Tower, LLC and PNC Bank, National Association

10.10	Assignment of Management Agreement, dated as of April 12, 2012, by and among SIR Lincoln Tower, LLC, PNC Bank, National Association and Steadfast Management Company, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	April 16, 2012	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President